Exhibit 99.1

COLONY FINANCIAL ANNOUNCES PROMOTION OF DARREN TANGEN TO

CHIEF OPERATING OFFICER

Los Angeles, CA, March 26, 2012 /Business Wire/ — Colony Financial, Inc. (the “Company”) (NYSE: CLNY) today announced that Darren J. Tangen has been promoted to the position of Chief Operating Officer, effective immediately. In addition, Mr. Tangen will retain his current responsibilities as the Company’s Chief Financial Officer and Treasurer.

“We’re delighted to appoint Darren Tangen the Chief Operating Officer of Colony Financial. Darren has taken on increasing levels of responsibility since our initial public offering, and this well-deserved promotion reflects his leadership role within the Company and, along with his retention of the Chief Financial Officer title, more accurately reflects his duties,” said Richard Saltzman, the Company’s President and Chief Executive Officer. “All of us look forward to continuing to work with Darren in these capacities as we capitalize on the many opportunities ahead of us.”

Mr. Tangen has served as the Company’s Chief Financial Officer since its formation in June 2009 and as Treasurer since the Company’s initial public offering in September 2009. He is exclusively working with the Company pursuant to a secondment agreement with Colony Capital where he has been a Principal since 2007. Prior to joining Colony Capital in 2002, Mr. Tangen served in various capacities at Credit Suisse First Boston and Colliers International. Mr. Tangen received his B. Comm. from McGill University and his M.B.A. in Finance and Real Estate at The Wharton School, University of Pennsylvania, where he was recognized as a Palmer Scholar.

About Colony Financial, Inc.

Colony Financial, Inc. is a real estate finance and investment company that is focused primarily on acquiring and originating commercial real estate loans and real estate-related debt at attractive risk-adjusted returns. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). Colony Financial has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Colony Financial is a component of the Russell 2000® and the Russell 3000® indices. For more information, visit www.colonyfinancial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking: the Company’s business and investment strategy; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the 1940 Act.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 9, 2012 and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact:

Colony Financial, Inc.

Darren Tangen

COO, CFO & Treasurer

(310) 552-7230

Addo Communications, Inc.

Lasse Glassen

(310) 829-5400

lasseg@addocommunications.com

Media Contact:

Caroline Luz

Owen Blicksilver P.R., Inc.

(203) 656-2829

caroline@blicksilverpr.com

###